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                 CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-27353) pertaining to the REMEC, Inc. Profit Sharing 401 (k) Plan of our report dated June 24, 1998, with respect to the financial statements and schedules of the REMEC, Inc. Profit Sharing 401 (k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1997.


/S/ ERNST & YOUNG LLP

San Diego, California
June 29, 1998